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                                  Exhibit 23.2


                              ARTHUR ANDERSEN & CO.
                           21st Floor Edinburgh Tower
                                 The Landmark,
                             15 Queen's Road Central
                                   Hong Kong




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         We consent to the incorporation by reference of our report dated March 3, 2000, relating to the financial statements of Uni Precision Industrial Limited, appearing in Form 10-K as of January 31, 1999 and 2000 and for the years ended January 31, 1998, 1999, and 2000, on the financial statements of Sorrento Networks Corporation (formerly Osicom Technologies, Inc.) In the Registration Statement on Form S-3 for Sorrento Networks Corporation and to the reference to us under the heading as "Experts" in the Prospectus which is part of such Registration Statement.

                                             ARTHUR ANDERSEN & CO.
                                             Certified Public Accountants

Hong Kong
August 30, 2001


                                       II-85